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                                                                     EXHIBIT 21
                       SUBSIDIARIES OF
                AMERICAN CLASSIC VOYAGES CO.
                   AS OF DECEMBER 31, 2000

                                                   Jurisdiction Under          Percentage
                Name of Subsidiary                  Which Organized           of Ownership
-----------------------------------------------  -----------------------    -----------------
The Delta Queen Steamboat Co.                           Delaware                  100%

     DQSB II, Inc.                                      Delaware                   (1)

     Cruise America Travel, Incorporated                Delaware                   (1)

     Great River Cruise Line, L.L.C.                    Delaware                   (2)

     Great Ocean Cruise Line, L.L.C.                    Delaware                   (2)

     Great AQ Steamboat, L.L.C.                         Delaware                   (2)

      Great Pacific NW Cruise Line, L.L.C.              Delaware                   (2)

      Delta Queen Coastal Voyages, L.L.C.               Delaware                   (2)

      Cape Cod Light, L.L.C.                            Delaware                   (5)

      Cape May Light, L.L.C.                            Delaware                   (5)

AMCV Capital Trust I                                    Delaware                  100%

AMCV Holdings, Inc.                                     Hawaii                    100%

      Great Hawaiian Cruise Line, Inc.                  Delaware                   (6)

        Great Independence Ship Co.                     Delaware                   (3)

        Great Hawaiian Properties Corporation           Delaware                   (3)

        American Hawaii Properties Corporation          Delaware                   (3)

        CAT II, Inc.                                    Delaware                   (3)

      Project America, Inc.                             Delaware                   (6)

         Oceanic Ship Co.                               Delaware                   (4)

         Project America Ship I, Inc.                   Delaware                   (4)

         Project America Ship II, Inc.                  Illinois                   (4)

         Ocean Development Co.                          Delaware                   (4)

(1) 100% owned subsidiary of The Delta Queen Steamboat Co.
(2) 99% owned subsidiary of The Delta Queen Steamboat Co. and 1% owned subsidiary of DQSB II, Inc.
(3) 100% owned subsidiary of Great Hawaiian Cruise Line, Inc.
(4) 100% owned subsidiary of Project America, Inc.
(5) 99% owned subsidiary of Delta Queen Coastal Voyages, L.L.C. and 1% owned subsidiary of DQSB II, Inc.
(6) 100% owned subsidiary of AMCV Holdings, Inc.